Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-98435-99, 333-120312, and 333-119309) of NewMarket Corporation of our report dated February 15, 2013, except for Note 27, as to which the date is March 8, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, included in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
March 8, 2013